Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-97481, No. 33-52722, and No. 33-92818 on Form S-8 of our reports dated February 20, 2008 relating to the financial statements of Tomkins plc and the effectiveness of Tomkins plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F of Tomkins plc for the year ended December 29, 2007.

DELOITTE & TOUCHE LLP

London, England

April 30, 2008